January 21, 2022 Holly Energy Partners Announces Quarterly Distribution of $0.35 per LP unit DALLAS--(BUSINESS WIRE) -- The Board of Directors of Holly Energy Partners, L.P. (NYSE:HEP) has declared a cash distribution of $0.35 per unit for the fourth quarter of 2021. The distribution will be paid on February 11, 2022 to unitholders of record on February 1, 2022. In 2022, HEP expects to hold the quarterly distribution constant at $0.35 per unit, or $1.40 on an annualized basis. HEP remains committed to its distribution strategy focused on funding all capital expenditures and distributions within operating cash flow and maintaining distributable cash flow of 1.3x or greater with the goal of reducing leverage to 3.0-3.5x. HEP plans to announce results for its fourth quarter of 2021 on February 22, 2022 before the opening of trading on the NYSE and has scheduled a webcast conference on February 22, 2022 at 4:00 p.m. Eastern time to discuss financial results. The webcast may be accessed at: https://events.q4inc.com/attendee/223318006 About Holly Energy Partners, L.P.: Holly Energy Partners, L.P. (“HEP”), headquartered in Dallas, Texas, provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including subsidiaries of HollyFrontier Corporation (“HollyFrontier”). HEP through its subsidiaries and joint ventures, owns and/or operates petroleum product and crude gathering pipelines, tankage and terminals in Texas, New Mexico, Washington, Idaho, Oklahoma, Utah, Nevada, Wyoming and Kansas as well as refinery processing units in Kansas and Utah. This press release is intended to be a qualified notice under Treasury Regulation Section 1.1446- 4(b). Please note that one hundred percent (100.0%) of HEP’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, HEP’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable effective tax rate. Forward Looking Statements: The statements in this press release relating to matters that are not historical facts are “forward- looking statements” within the meaning of the federal securities laws. Forward-looking statements use words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations. These statements are based on our beliefs and assumptions, and those of our general partner, using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we, and our general partner, believe that the expectations reflected in such forward-looking statements are reasonable, neither we, nor our general partner, can give assurance that our expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. Any differences could be caused by a number of factors including, but not limited to:

 the demand for, and supply of, crude oil and refined petroleum products, including uncertainty regarding the effects of the continuing COVID-19 pandemic on future demand for refined petroleum products, in markets we serve;  HollyFrontier’s and our ability to successfully close the pending acquisition of Sinclair Oil Corporation and Sinclair Transportation Company (collectively, “Sinclair”, and such transactions, the “Sinclair Transactions”), or once closed, integrate the operations of Sinclair with our existing operations and fully realize the expected synergies of the Sinclair Transactions or on the expected timeline;  the satisfaction or waivers of the conditions precedent to the proposed Sinclair Transactions, including without limitation, the receipt of required regulatory approvals (including clearance by antitrust authorities necessary to complete the Sinclair Transactions on the terms and timeline desired);  risks relating to the value of our limited partner common units to be issued at the closing of the Sinclair Transactions from sales in anticipation of closing and from sales by the Sinclair holders following the closing of the Sinclair Transactions;  the cost and potential for a delay in closing as a result of litigation against us or HollyFrontier challenging the Sinclair Transactions;  risks and uncertainties with respect to the actual quantities of petroleum products and crude oil shipped on our pipelines and/or terminalled, stored and throughput in our terminals and refinery processing units;  the economic viability of HollyFrontier, our other customers and our joint ventures' other customers, including any refusal or inability of our or our joint ventures' customers or counterparties to perform their obligations under their contracts;  our ability to purchase and integrate future acquired operations;  our ability to complete previously announced or contemplated acquisitions;  the availability and cost of additional debt and equity financing;  the possibility of temporary or permanent reductions in production or shutdowns at refineries utilizing our pipeline, terminal facilities and refinery processing units, due to reasons such as infection in the workforce, in response to reductions in demand or lower gross margins due to the economic impact of the COVID-19 pandemic, and any potential asset impairments resulting from such actions;  the effects of current and/or future governmental regulations and policies, including the effects of current and/or future restrictions on various commercial and economic activities in response to the COVID-19 pandemic;  delay by government authorities in issuing permits necessary for our business or our capital projects;  our and our joint venture partners' ability to complete and maintain operational efficiency in carrying out routine operations and capital construction projects;  the possibility of terrorist or cyber-attacks and the consequences of any such attacks;  general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States;  the impact of recent or proposed changes in tax laws and regulations that affect master limited partnerships; and  other financial, operational and legal risks and uncertainties detailed from time to time in our Securities and Exchange Commission filings. All forward-looking statements included in this press release and all subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this press release speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise.

Holly Energy Partners, L.P. Craig Biery, 214-954-6511 Vice President, Investor Relations or Trey Schonter, 214-954-6511 Investor Relations